UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2015

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on June 2, 2015, the board of directors (the “Board”) of NiSource Inc. (“NiSource”) formally approved the separation (the “Separation”) of NiSource’s natural gas pipeline and related businesses into a stand-alone publicly traded company through the pro rata distribution on July 1, 2015 of all of the outstanding shares of common stock of Columbia Pipeline Group, Inc. (“CPG”) to NiSource stockholders of record as of June 19, 2015, subject to certain conditions. The following events occurred and actions were taken in connection with the Separation.

(a), (d)	Resignations and Elections of Directors

On June 2, 2015, effective and conditioned upon the occurrence of the Separation:

•	the following members of the Board resigned: Sigmund L. Cornelius, Marty R. Kittrell, W. Lee Nutter, Deborah S. Parker, Robert C. Skaggs, Jr. and Teresa A. Taylor;

•	the Board decreased the size of the Board from 11 directors to eight directors;

•	the Board elected Joseph Hamrock and Deborah A. Henretta to the Board for a term continuing until the 2016 annual meeting of stockholders; and

•	the Board appointed Ms. Henretta to serve as a member of the Compensation Committee and the Environmental, Safety and Sustainability Committee.

There is no arrangement or understanding between Mr. Hamrock or Ms. Henretta and any other person pursuant to which he or she was selected as a director of NiSource. Neither Mr. Hamrock nor Ms. Henretta has any direct or indirect material interest in any transaction or proposed transaction involving NiSource required to be reported under Item 404(a) of Regulation S-K.

Consistent with NiSource’s compensation practices for non-employee directors, Ms. Henretta will receive an annual retainer of $210,000, consisting of $90,000 in cash and an award of restricted stock units valued at $120,000 at the time of the award. As a full-time employee of NiSource, Mr. Hamrock will not receive any additional compensation for his service as a director.

On June 3, 2015, NiSource issued a press release announcing the election of Deborah Henretta as a director of the company. A copy of that press release is filed as an exhibit to this report and is incorporated herein by reference.

(b)	Resignations of Officers

Effective and conditioned upon the occurrence of the Separation, Robert C. Skaggs, Jr. resigned from his position as Chief Executive Officer and President of NiSource, and he will become the Chief Executive Officer of CPG. In addition, effective and conditioned upon the occurrence of the Separation, the terms of Stephen P. Smith, Executive Vice President and Chief Financial Officer, and Glen L. Kettering, Executive Vice President and Group Chief Executive Officer, will expire, and they will become the Executive Vice President and Chief Financial Officer and the President of CPG, respectively.

(c)	Appointment of Officers

Effective and conditioned upon the occurrence of the Separation, the Board appointed a new principal executive officer, principal operating officer and principal financial officer, as follows:

Joseph Hamrock	President and Chief Executive Officer (principal executive officer)
Jim L. Stanley	Chief Operating Officer (principal operating officer)
Donald E. Brown	Executive Vice President and Chief Financial Officer (principal financial officer)

None of Messrs. Hamrock, Stanley or Brown has any direct or indirect material interest in any transaction or proposed transaction involving NiSource required to be reported under Item 404(a) of Regulation S-K. There is no arrangement or understanding pursuant to which any of these persons was selected as an officer of NiSource, and there is no family relationship requiring disclosure under Item 401(d) of Regulation S-K.

Joseph Hamrock

Mr. Hamrock, age 52, currently serves as Executive Vice President and Group CEO for NiSource’s Gas Distribution segment, a position he has held since May 2012. Mr. Hamrock joined NiSource after serving in a variety of senior executive positions with American Electric Power Company – Ohio (“AEP Ohio”), including roles in engineering, transmission and distribution operations, customer service, marketing and information technology. Most recently, he served as President and Chief Operating

Officer of AEP Ohio from January 2008 to May 2012. Prior thereto, Mr. Hamrock was Senior Vice President and Chief Information Officer in AEP Ohio’s Shared Services organization from 2003 to 2007 and Senior Vice President – General Services from 2002 to 2003.

As a result of his new appointment, Mr. Hamrock will be compensated at an annual base salary of $800,000 and will participate in NiSource’s performance-based annual short-term incentive plan with a target bonus opportunity for 2015 of 100% of his annual base salary, with a range of 40% to 160%. He will be granted a long-term equity incentive award of restricted stock units under the 2010 Omnibus Incentive Plan with a value on the date of grant equal to $1,000,000, which vests February 2, 2018 and which is in addition to a similar award with a grant date value of $1,000,000 granted earlier this year. Mr. Hamrock will also be entitled to participate in NiSource’s benefit plans and the Executive Severance Policy. In addition, the benefits under Mr. Hamrock’s change in control agreement will be increased to provide for a lump sum payment equal to three (rather than two) times his annual base salary and target incentive bonus compensation and 130% of COBRA continuation premiums due for the three (rather than two) year period following termination.

Jim L. Stanley

Mr. Stanley, age 59, is currently Executive Vice President and Group CEO for NiSource’s Indiana gas and electric utility, Northern Indiana Public Service Company (NIPSCO), a position he has held since October 2012. Mr. Stanley joined NiSource after serving in a variety of senior executive positions in the utility industry, most recently as Senior Vice President and Chief Distribution Officer from July 2012 to September 2012 and as Senior Vice President, Power Delivery from June 2010 to July 2012 for Duke Energy’s U.S. electric business. In these roles, he had oversight of the electric distribution system for the company’s five-state service area. Previously, he served from November 2006 to May 2010 as President of Duke Energy Indiana, the state’s largest electric service provider. His 35-year career with PSI Energy, Cinergy and Duke Energy includes assignments in a variety of departments from accounting to human resources to operations management.

As a result of his new appointment, Mr. Stanley will be compensated at an annual base salary of $525,000 and will participate in NiSource’s performance-based annual short-term incentive plan with a target bonus opportunity for 2015 of 75% of his annual base salary, with a range of 30% to 120%. He will be granted a long-term equity incentive award of restricted stock units under the 2010 Omnibus Incentive Plan with a value on the date of grant equal to $200,000, which vests February 2, 2018 and which is in addition to a similar award with a grant date value of $800,000 granted earlier this year. Mr. Stanley will also be entitled to participate in NiSource’s benefit plans and the Executive Severance Policy and a change in control agreement on substantially the same terms as those for other NiSource senior executives.

Donald E. Brown

Mr. Brown, age 43, is currently an Executive Vice President in the Finance Department of NiSource, a position he has held since March 2015. Prior to joining NiSource, Mr. Brown served as Vice President and Chief Financial Officer at UGI Utilities, a division of UGI Corporation since 2010. From 2005 to 2010 he served as a Director of Treasury Services at UGI Corporation and Controller at UGI Utilities. Prior to joining UGI, he served in a variety of financial leadership and consulting roles at Constellation Energy, Progress Energy and Deloitte & Touche LLP. A description of Mr. Brown’s compensation was previously reported in a Current Report on Form 8-K filed March 25, 2015, which description is incorporated herein by reference.

(e)	Material Compensatory Plans, Contracts and Arrangements

Adjustments to Performance Shares

In January 2013 and 2014, the Compensation Committee of the Board (the “Compensation Committee”) approved grants of performance shares to senior executives of NiSource, including each of Robert C. Skaggs, Jr., Stephen P. Smith, Glen L. Kettering, Carrie J. Hightman and Joseph Hamrock (the “Named Executive Officers”). Vesting of the performance shares granted in 2013 was dependent on NiSource meeting certain performance measures over a three-year performance period from 2013 through 2015 and the executive’s continued employment through February 29, 2016, and vesting of the performance shares granted in 2014 was dependent on NiSource meeting certain performance measures over a three-year performance period from 2014 through 2016 and the executive’s continued employment through January 28, 2017. In each case, assuming the minimum performance level was met, vesting could range from 50% to 200% of the award depending on NiSource’s performance over the relevant performance period, as certified by the Compensation Committee.

The financial plan on which the performance share grants were based did not contemplate the Separation, and on June 2, 2015, the Compensation Committee determined that it is appropriate to adjust the terms of those grants to reflect the Separation. Effective and conditioned upon the occurrence of the Separation, the Compensation Committee certified NiSource’s performance for purposes of the performance shares granted in 2013 as being at the 188% vesting level and for purposes of one-half of each executive’s performance shares granted in 2014 as being at the 170% vesting level. The remaining half of the performance shares granted in 2014 will be payable at the 100% level (target). Like all employee equity awards outstanding under the 2010 Omnibus Incentive Plan, the performance shares, as so adjusted, will be converted in accordance with the plan into restricted stock units representing shares of NiSource common stock (or, for executives employed by CPG following the Separation, including Messrs. Skaggs, Smith and Kettering, CPG common stock) based on the relative market prices of NiSource, NiSource “when issued” and CPG “when issued” stock immediately preceding the Separation. Vesting of the restricted stock units will remain subject to the executive’s continued employment with NiSource (or, for executives employed by CPG following the Separation, including Messrs. Skaggs, Smith and Kettering, CPG) through the applicable date and to the other terms of the original performance share grant.

Assuming the Named Executive Officers remain employees of NiSource or CPG, as applicable, through February 29, 2016 (with respect to the 2013 grant) or January 28, 2017 (with respect to the 2014 grant), the Named Executive Officers will be entitled to receive shares of NiSource common stock as follows:

	2013 Performance Share Grant	2014 Performance Share Grant
Mr. Skaggs	212,831	147,767
Mr. Smith	88,680	53,197
Mr. Kettering	35,472	19,702
Ms. Hightman	53,208	29,553
Mr. Hamrock	42,567	27,583

As noted above, each number of shares in the foregoing table will be converted into a number of restricted stock units representing NiSource or CPG common stock, as applicable, based on relative market prices immediately preceding the Separation. Since those prices are not yet known, the actual number of restricted stock units to be received by each Named Executive Officer cannot yet be determined.

CPG Share Grants

Effective and conditioned upon the occurrence of the Separation, the Human Resources and Compensation Committee of the CPG board of directors approved a grant of performance-based equity awards to select CPG executives, including each of Messrs. Skaggs, Smith and Kettering, to be made following the Separation. These performance-based awards will vest based on a relative total shareholder return measure over a three-year performance period. The Human Resources and Compensation Committee of the CPG board of directors approved a target dollar value of $2,000,000 for Mr. Skaggs and $750,000 for each of Messrs. Smith and Kettering. The target dollar values will be converted into a specific number of shares or units based on the CPG closing stock price on the first full day of trading following the Separation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued by NiSource Inc. on June 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

June 4, 2015	By:	/S/ CARRIE J. HIGHTMAN

Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by NiSource Inc. on June 3, 2015